UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

GENCO SHIPPING & TRADING LIMITED
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 17, 2015, in connection with those certain agreements entered into by Baltic Trading Limited (“Baltic Trading”) and certain of its wholly owned subsidiaries on July 14, 2015 (the “Amendment and Consent Agreements”) to amend, provide consents under, or waive certain provisions of Senior Secured Loan Agreements, each dated as of October 8, 2014 (the “2014 Term Loan Facilities”), among each of Baltic Hornet Limited and Baltic Wasp Limited, wholly owned subsidiaries of Baltic Trading, as borrowers, the lenders from time to time party thereto, ABN AMRO Capital USA LLC, as administrative and security agent and the other parties thereto; the Senior Secured Loan Agreement, dated as of August 30, 2013 (the “$22 Million Term Loan Facility”), among Baltic Hare Limited and Baltic Fox Limited, wholly owned subsidiaries of Baltic Trading, as borrowers, DVB Bank SE, Germany, as administrative and security agent and the other parties thereto; and the Senior Secured Credit Agreement, dated as of December 31, 2014 (the “$148 Million Credit Facility” and, together with the 2014 Term Loan Facilities and the $22 Million Term Loan Facility, each a “Facility” and collectively the “Facilities”), among Baltic Trading, as borrower, the lenders from time to time party thereto, Nordea Bank Finland PLC, New York Branch, as administrative and security agent, and the other parties thereto, Genco Shipping & Trading Limited, a Marshall Islands corporation (“Genco” or the “Company”) executed a guaranty of the obligations of the borrowers under each Facility (collectively, the “Genco Guarantees”). The execution of the Genco Guarantees, together with certain other items that were previously delivered, satisfied all conditions to the effectiveness of all provisions of the Amendment and Consent Agreements.

The Amendment and Consent Agreements and the Genco Guarantees are further described in the Company’s Current Reports on Form 8-K filed on July 14, 2015, which are incorporated herein by reference.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On July 17, 2015, Genco, Baltic Trading Limited, and Poseidon Merger Sub Limited, a Marshall Islands corporation and an indirect wholly owned subsidiary of Genco (“Merger Sub”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger by and among Baltic Trading, Genco and Merger Sub, dated as of April 7, 2015, as amended from time to time (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Baltic Trading, with Baltic Trading continuing as the surviving corporation and an indirect wholly owned subsidiary of Genco.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of Baltic Trading issued and outstanding immediately prior to the Merger was converted into the right to receive 0.216 shares of common stock (“Common Stock”), par value $0.01 per share, of Genco (the “Exchange Ratio”). Shares of Baltic Trading’s Class B Stock (all of which were owned by a subsidiary of Genco) were canceled in the Merger. Holders of restricted stock awards issued under Baltic Trading’s 2010 Equity Incentive Plan received the same consideration in the Merger as holders of Baltic Trading’s common stock. Immediately following the Merger, pre-merger shareholders of Genco owned approximately 84.5 percent of the combined company, and former Baltic Trading shareholders (not including Genco or its subsidiaries) owned approximately 15.5 percent of the combined company.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2015, which is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

Following the approval by Genco’s shareholders of a proposal to amend Genco’s Second Amended and Restated Articles of Incorporation to increase the size of the Board of Directors of Genco (the “Board”) from seven (7) directors to eight (8) directors by increasing the number of Class I Directors from three (3) directors to four (4) directors (the “Board Increase Amendment”) and the filing of Articles of Amendment to Genco’s Second Amended and Restated Articles of Incorporation (the “Articles of Amendment”) with the Registrar of Corporations of the Republic of the Marshall Islands reflecting the Board Increase Amendment, Basil G. Mavroleon was appointed by the Board to fill the vacancy created by the Board Increase Amendment.

Basil G. Mavroleon, 67, has served as a director of Baltic Trading since March 15, 2010. Mr. Mavroleon also served as a director of Genco from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 43 years. Since January 2008, Mr. Mavroleon has served as a Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Athens, Greece, where he acts as an independent contractor. Starting in 1970, Mr. Mavroleon worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty‑five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is a member of the Baltic Exchange, is on the board of the Associate Membership Committee of Intertanko, a member of the Association of Ship Brokers and Agents, is on the advisory board of NAMMA (North American Maritime Ministry Association), Director Emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Hellenic Chamber of Commerce, the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, Honorary Director of the Connecticut Maritime Association & Education Foundation (CMAEF) and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. As a result of these and other professional experiences, Genco believes Mr. Mavroleon possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Immediately after the consummation of the Merger, the Board Increase Amendment took effect upon the filing of Articles of Amendment with the Registrar of Corporations of the Republic of the Marshall Islands, increasing the size of the Board from seven (7) directors to eight (8) directors by increasing the number of Class I Directors from three (3) directors to four (4) directors.

The foregoing description of the Board Increase Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment, which are filed as Exhibit 3.1 hereto and are incorporated into this report by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On July 17, 2015, Genco held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, shareholders of record as of June 8, 2015, the Record Date for the Annual Meeting, were entitled to vote 61,600,604 shares of the Company’s Common Stock, each having one vote per share. A total of 60,883,190 shares of Common Stock (98.83% of all such shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) approved and adopted the Merger Agreement and approved the Merger, (ii) approved the Board Increase Amendment, (iii) elected three director nominees as Class I Directors to hold office until the earlier of the 2016 Annual Meeting of Shareholders of the Company or until their successors are elected and qualified or until their earlier resignation or removal, (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2015, (v) approved a non-binding, advisory resolution regarding the compensation of Genco’s named executive officers, (vi) approved every three years in an advisory, non-binding resolution as the frequency of the advisory vote on the compensation of Genco’s named executive officers and (vii) approved a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in connection with the approval and adoption of the

Merger Agreement and the approval of the Merger. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Approval of Merger

The shareholders of the Company approved and adopted the Merger Agreement and approved the Merger. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,669,664	100	10,106,424	2,107,002

Board Increase Amendment

The shareholders of the Company approved the Board Increase Amendment. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,136,879	6,080	740,231	0

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Board. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Peter C. Georgiopoulos	57,068,076	1,708,112	0	2,107,002
Ian Ashby	57,078,674	1,697,514	0	2,107,002
Eugene I. Davis	57,078,674	1,697,514	0	2,107,002

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,203,190	0	680,000	0

Advisory Vote on Executive Compensation

The shareholders of the Company approved an advisory resolution regarding the compensation of the Company’s named executives by a non-binding vote. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,900,592	7,195,596	680,000	2,107,002

Advisory Vote on the Frequency of Votes on Executive Compensation

The shareholders of the Company approved the holding of advisory votes on executive compensation every three years by a non-binding vote. The voting results were as follows:

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
6,816,616	0	50,882,753	1,076,819	2,107,002

Adjournment Proposal

The shareholders of the Company approved a proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies in connection with the approval and adoption of the Merger Agreement and the approval of the Merger. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,096,088	100	680,000	2,107,002

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Consolidated Financial Statements of Baltic Trading as of December 31, 2014 and December 31, 2013, and for each of the years ended December 31, 2014, December 31, 2013 and December 31, 2012, are incorporated herein by reference to Baltic Trading’s annual reports on Form 10-K filed with the SEC on March 2, 2015 and March 1, 2013. The Unaudited Consolidated Financial Statements of Baltic Trading as of, and for the three months ended, March 31, 2015 and March 31, 2014 are incorporated herein by reference to Baltic Trading’s quarterly reports on Form 10-Q filed with the SEC on May 8, 2015 and May 12, 2014.

(b)	Pro Forma Financial Information.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015

GENCO SHIPPING & TRADING LIMITED

	By	/s/ John C. Wobensmith
John C. Wobensmith President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Genco Shipping & Trading Limited Second Amended and Restated Articles of Incorporation, adopted July 17, 2015.